Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-224992) pertaining to the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan of Pluralsight, Inc. and the 2017 Equity Incentive Plan of Pluralsight Holdings, LLC

2.	Registration Statement (Form S-8 No. 333-230038) pertaining to the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan of Pluralsight, Inc.

3.	Registration Statement (Form S-8 No. 333-231339) pertaining to the 2015 Equity Incentive Plan and the 2018 Equity Incentive Plan of GitPrime, Inc.;

of our reports dated February 25, 2020, with respect to the consolidated financial statements of Pluralsight, Inc. and the effectiveness of internal control over financial reporting of Pluralsight, Inc. included in this Annual Report (Form 10-K) of Pluralsight, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Salt Lake City, UT
February 25, 2020